Exhibit d.3

                              PHOENIX-SENECA FUNDS
                        INVESTMENT SUBADVISORY AGREEMENT
                                    AMENDMENT



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                              PHOENIX-SENECA FUNDS
                        INVESTMENT SUBADVISORY AGREEMENT
                                    AMENDMENT

         THIS AMENDMENT made effective as of the 1st day of July, 1998 by and between SENECA CAPITAL MANAGEMENT, LLC, a California limited liability company having an office and principal place of business located at 909 Montgomery Street, San Francisco, California 94133 (the "Sub-Adviser") and PHOENIX INVESTMENT COUNSEL, INC., a Massachusetts corporation having an office and principal place of business located at 56 Prospect Street, Hartford, Connecticut 06115 (the "Adviser"), for the purpose of amending the INVESTMENT SUBADVISORY AGREEMENT of the same date between the Sub-Adviser and the Adviser (the "Subadvisory Agreement") in order to correct a typographical error in such Subadvisory Agreement.

                                WITNESSETH THAT:

         The Sub-Adviser and the Adviser hereby acknowledge that the Subadvisory Agreement contains a typographical error in that it states that the monthly subadvisory fee for the Phoenix-Seneca Real Estate Securities Fund is 0.375% when, in fact, the monthly fee for such Fund is and at all times has been 0.425%. Accordingly, in order to conform the Subadvisory Agreement to the agreement between the Sub-Adviser and the Adviser, the Subadvisory Agreement is hereby amended to reflect that the monthly subadvisory fee with respect to the Phoenix-Seneca Real Estate Securities Fund is 0.425%.

         IN WITNESS WEHREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers to be effective as of the day and year first written above.

                                                  SENECA CAPITAL MANAGEMENT, LLC
                                                               /s/Gail P. Seneca
                                                    ----------------------------
                                                       Gail P. Seneca, President
                                                         Date:

                                                PHOENIX INVESTMENT COUNSEL, INC.
                                                           /s/ Michael E. Haylon
                                                --------------------------------
                                                    Michael E. Haylon, President
                                                         Date: